Exhibit 99.1
NEWS RELEASE — (for immediate release)
Michael J. Simms Joins Alexza Pharmaceuticals
as Senior Vice President, Operations and Manufacturing
Mountain View, California — February 27, 2008 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that Michael J. Simms has joined the company as Senior Vice President, Operations and Manufacturing. Mr. Simms was most recently Senior Vice President, Manufacturing Operations at Nektar Therapeutics. Mr. Simms held the roles of Senior Vice President for PowderJect Pharmaceuticals and Vice President, Device Development and Manufacturing from 1998 — 2002. Mr. Simms holds a BS in Chemical Engineering from University of Missouri-Rolla and an MBA from Pepperdine University.
“We are very pleased to welcome Mike to Alexza and our Executive Team,” said Thomas B. King, Alexza President and CEO. “We enter 2008 with a focus on the many late-stage development activities leading to a planned NDA submission for AZ-004 (Staccato® loxapine) in the next several years. Commercial scale manufacturing scale-up and global supply chain management will be important to our longer-term success. Mike brings a wealth of operations and manufacturing experience and expertise to Alexza. We look forward to his contributions to our future growth and development.”
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is an emerging specialty pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
Alexza has six product candidates in clinical development. Alexza’s lead program, AZ-004 (Staccato loxapine) for the treatment of acute agitation in schizophrenic or bipolar disorder patients, is in Phase 3 testing. AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches has completed Phase 2 testing. AZ-104 (Staccato loxapine) for the acute treatment of migraine headaches and AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder are in Phase 2 testing. AZ-003 (Staccato fentanyl), which is partnered with Endo Pharmaceuticals in North America, for the treatment of breakthrough pain and AZ-007 (Staccato zaleplon) for the treatment of insomnia are in Phase 1 testing. More information, including this and past press releases from Alexza is available online at www.alexza.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding growth of the Company’s product candidate pipeline and development of the Company’s product candidates. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	Thomas B. King President & CEO 650.944.7634 tking@alexza.com